Exhibit 99.2

Company Contacts:	Jeffrey Hall
Chief Financial Officer
(408) 875-6800
jeff.hall@kla-tencor.com

Charles Lewis (Media)
(408) 875-9037
charles.lewis@kla-tencor.com

Ed Lockwood (Investor Relations)
(408) 875-9529
ed.lockwood@kla-tencor.com

FOR IMMEDIATE RELEASE

KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR

SECOND QUARTER FISCAL YEAR 2008

Milpitas, Calif., November 8, 2007—KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share on its common stock payable on December 3, 2007 to KLA-Tencor stockholders of record on November 19, 2007.

About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com.